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/ X /   PLEASE MARK VOTES
        AS IN THIS EXAMPLE

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            INVESTMENT TECHNOLOGY GROUP, INC.
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

This proxy, when property executed, will be voted in the manner           1.   Approval and adoption of the merger agreement
directed by the undersigned stockholder. If no direction is made,              and the merger.
this proxy will be voted FOR the merger agreement and merger, the
proposed slate of directors and the ratification of appointment                FOR   /  /       AGAINST  /  /     ABSTAIN  / /
of KPMG LLP as the independent auditors.
                                                                           2.  Election of Directors.
The undersigned hereby acknowledges receipt of the Form 10-K                  NOMINEES FOR DIRECTORS:
and the Notice of Annual Meeting of Stockholders and the Proxy
Statement, and hereby revokes all previously granted proxies.                  FOR ALL          WITH-                FOR ALL
                                                                               NOMINEES         HOLD            NOMINEES EXCEPT
                                                                                  /  /          /  /                  /  /

                                                                               Frank E. Baxter         Raymond L. Killian, Jr.
                                                                               Neal S. Garonzik        Robert L. King
                                                                               William I. Jacobs       Mark A. Wolfson
RECORD DATE SHARES:                                                            If you wish to withhold authority to vote your
                                                                               shares from my individual nominees(s), mark the
                                                                               "For All Nominees Except" box and strike a line
                                                                               through the name(s) of the nominees(s).

                                                                           3.  Ratification of the appointment of KPMG LLP as
                                                                               the independent auditors for the 1999 fiscal year.

                                                                                FOR   /  /       AGAINST  /  /     ABSTAIN  / /

                                                ---------------                 Mark box at right if an address change or
Please be sure to sign and date this Proxy           Date                       comment has been noted on the reverse side
---------------------------------------------------------------                 of this card.           /  /


-----Stockholder sign here-----------------Co-owner sign here--

DETACH CARD                                                                                                           DETACH CARD

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                           INVESTMENT TECHNOLOGY GROUP, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encourage to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 20, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,




Timothy H. Hosking
Secretary

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                        INVESTMENT TECHNOLOGY GROUP, INC.

           Proxy Card for Annual Meeting of Stockholders on April 20, 1999

This proxy is solicited by the Board of Directors of the Company. The undersigned hereby appoints Raymond L. Killian, Jr., John R. MacDonald and Timothy H. Hosking, and each of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc., held of record by the undersigned on March 1, 1999, or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on April 20, 1999 and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

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        PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE
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Please sign this proxy exactly as your name(s) appear(s) on the books of the
Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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